UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2006

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2006, Hooker Furniture Corporation (the “Company”) approved a change in the Company’s fiscal year. After completion of the Company’s current fiscal year, which will end November 30, 2006, the Company’s fiscal years will end on the Sunday closest to January 31. In order to facilitate the change to a new fiscal year end, the Company will complete a transition period that begins December 1, 2006 and ends January 28, 2007. The Company plans to file a Transition Report on Form 10-Q covering that period. The first complete fiscal year under the new schedule will begin January 29, 2007 and end February 3, 2008.

In addition, starting with the fiscal year beginning January 29, 2007, the Company will adopt quarterly periods based on thirteen-week “reporting periods” (which will always end on a Sunday) rather than quarterly periods consisting of three calendar months. As a result, each quarterly period generally will be thirteen weeks, or 91 days, long. However, since the Company’s fiscal year will always end on the Sunday closest to January 31, in some years (generally once every six years) the fourth quarter will be fourteen weeks long and the fiscal year will consist of 53 weeks (e.g. the fiscal year ending February 3, 2008 will be 53 weeks).

How will the changes in the Company’s fiscal year and quarterly periods affect the Company’s SEC reporting schedule?

The reporting periods, applicable reports and their respective due dates (based on current SEC deadlines) for the remainder of this fiscal year, the transition period and the fiscal year ending February 3, 2008 will be as follows:

Reporting Period	Report to be Filed	Report Due Date

Fiscal Quarter Ended August 31, 2006	Quarterly Report on Form 10-Q	October 10, 2006

Fiscal Year Ending November 30, 2006	Annual Report on Form 10-K	February 13, 2007

Transition Period Ending January 28, 2007	Transition Report on Form 10-Q	March 9, 2007

Fiscal Quarter Ending April 29, 2007	Quarterly Report on Form 10-Q	June 8, 2007

Fiscal Quarter Ending July 29, 2007	Quarterly Report on Form 10-Q	September 7, 2007

Fiscal Quarter Ending October 28, 2007	Quarterly Report on Form 10-Q	December 7, 2007

Fiscal Year Ending February 3, 2008	Annual Report on Form 10-K	April 18, 2008

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Why is the Company changing its fiscal year and quarterly periods?

The Company’s current November 30 fiscal year end causes the preparation and audit of its annual financial statements and preparation of its Annual Report on Form 10-K to coincide with the busy holiday and calendar year end season, which presents a significant staffing challenge for the Company. The difficulty has been exacerbated in recent years by the combination of the accelerated reporting deadline for the Company’s Form 10-K and the substantial increase in the amount of time and work required to prepare and audit the Company’s annual financial statements and to audit the Company’s internal control over financial reporting. Management believes that moving the Company’s fiscal year end to the Sunday closest to January 31 will substantially improve efficiency and timeliness in completing the work required.

Management also believes the change to 13 week quarterly periods that always end on a Sunday will improve the consistency and efficiency of the Company’s monthly, quarterly and annual closing processes. This should enable the Company to improve the coordination of period closing activities with weekly and daily processes. This change also will facilitate required review of the Company’s quarterly financial statements and Quarterly Report on Form 10-Q.

How will the change in the Company’s fiscal year affect the timing of the annual meeting of shareholders?

The Company’s annual meeting of shareholders for the current fiscal year is scheduled to be held Friday, March 30, 2007. The Company expects that annual meetings for the fiscal years ending February 3, 2008 and thereafter will generally be held in early June.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. Gary Armbrister
R. Gary Armbrister
Chief Accounting Officer

Date: September 1, 2006

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